EXHIBIT A7


                                   STOCK SWAP
                                TRAINING SCHEDULE


Below is the schedule for the training we're offering to assist you in making your decisions about whether to trade your options for restricted stock. Information will also be presented on the tax consequences of your decision and the affect of an 83(b) election. Training will be provided by consultants from Arthur Andersen.

Class sizes are restricted to 30 people. Please sign up for the class of your choice on the sign-up sheets located in HR.

                                     RESTON
                     Vacant Lab on 1st Floor (auction site)

Tuesday - September 4, 2001
         9:00 - 10:00 am
         11:00 - 12:00 noon

Wednesday - September 5, 2001
         2:00 - 3:00 pm
         4:00 - 5:00 pm

Wednesday - September 12, 2001
         9:00 - 10:00 pm
         5:00 - 6:00 pm

                                  LINCOLNSHIRE
                             4th Floor Training Room

Thursday - September 6, 2001
         9:00 - 10:00 am
         11:00 - 12:00 noon
         3:30 - 4:30 pm
         5:30 - 6:30 pm

Friday - September 7, 2001
         9:00 - 10:00 am
         11:00 - 12:00 noon
         3:00 - 4:00 pm

Monday - September 10, 2001
         10:00 - 11:00 am
         12:00 - 1:00 pm
         3:00 - 4:00 pm